EXHIBIT 10.58.5

Prepared by and Return to: Morris, Manning & Martin, LLP Attn: Frederick C. C. Boyd, III, Esq. 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, GA 30326 (405) 504 - 7775	Reviewed for Mississippi Recording Purposes by: Evans Petree PC Harley Steffens, Esq. 1000 Ridgeway Loop Rd, Ste. 200 Telephone 901-525-6781 MS Bar No. 102517

DEED OF TRUST,

SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,

FINANCING STATEMENT, AND FIXTURE FILING

dated as of February 21, 2020

Trustor:	LF3 SOUTHAVEN, LLC, a Delaware limited liability company	1635 43rd Street South, Suite 205 Fargo, North Dakota 58103 Attn: Corey R. Maple Telephone 701-630-6500
Trustee:	KENNETH D. FARMER	c/o First American Title Insurance Company 2001 Airport Road, Suite 301 Flowood, MS 39232 Telephone 601-863-1021
Lender:	WELLS FARGO BANK, NATIONAL ASSOCIATION	1808 Aston Avenue, Suite 250 Carlsbad, California 92008 Attn: Loan Administration Telephone 888-272-6333

This Deed of Trust covers property which is or may become so affixed to real property as to become fixtures and also constitutes a fixture filing under applicable Mississippi law.

Premises:  135 Homewood Drive, Southaven, DeSoto County, Mississippi 38671

INDEXING INSTRUCTIONS:Lot 7Q, Part of 4th Revision to Lot 7G of the 6th Revision to Section B, Briargate Commercial Subdivision in Section 31, Township 1 South, Range 7 West, Desoto County, Mississippi, as per Plat Book 107, Page 22 and the Order to Vacate and Alter Plat thereof recorded in Warranty Deed Book 652, Page 721, in the Office of the Chancery Clerk of Desoto County, Mississippi.

DEED OF TRUST,

SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,

FINANCING STATEMENT, AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING (the “Deed of Trust”) is made as of February 21, 2020, by LF3 SOUTHAVEN, LLC, a Delaware limited liability company, as Grantor and Trustor (“Trustor”) whose mailing address is 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103, Attn: Corey R. Maple,  KENNETH D. FARMER (“Trustee”), as trustee, whose mailing address is c/o First American Title Insurance Company, 2001 Airport Road, Suite 301, Flowood, MS 39232, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”) as beneficiary, whose mailing address is 1808 Aston Avenue, Suite 250, Carlsbad, California 92008, Attn:  Loan Administration.

FOR VALUABLE CONSIDERATION, it is agreed as follows:

DEED OF TRUST

Grant of Deed of Trust.  Trustor irrevocably grants, conveys, assigns, warrants, bargains, sells, and transfers to Trustee, in trust, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the benefit and security of Lender, and grants to Lender a security interest in, all of the Trust Estate; TO HAVE AND TO HOLD the Trust Estate hereby granted, conveyed, assigned, warranted, bargained, sold, and transferred, or so intended, together with all estate, right, title and interest of Trustor and anyone claiming by, through or under Trustor, in, to, under or derived from the Trust Estate and all rights and appurtenances relating thereto, unto Lender, its successors and assigns forever, upon the terms, provisions and conditions set forth in this Deed of Trust, subject only to the Permitted Exceptions.  This Deed of Trust is being made pursuant to the terms and conditions of the Loan Agreement, of even date herewith, between Trustor, as Borrower, and Lender (as it may be amended, restated, supplemented, extended or renewed from time to time, the “Loan Agreement”).  Capitalized terms used in this Deed of Trust and not otherwise defined in this Deed of Trust have the meanings given to those terms in the Loan Agreement.

IMPORTANT NOTICE TO LIEN CLAIMANTS:

Any lien attaching to the Trust Estate after the date hereof (each, a “Junior Lien”) shall be subject and subordinate to all of the Secured Obligations, including: (a) any debt now or hereafter owed Lender or any affiliate of Lender by Trustor or any other Credit Party, including advances (whether or not obligatory) made subsequent to the recording of this Deed of Trust; and (b) any modification to this Deed of Trust, any other Loan Document, or the Secured Obligations after the date of recording of this Deed of Trust, including, without limitation, increases in the amount of the Secured Obligations, increases in interest rates with respect to any Secured Obligation, and changes to the maturity date of any Secured Obligation, notwithstanding that such modification may occur after the date such Junior Lien attaches or may adversely affect or prejudice the rights of any Junior Lien claimant.  Nothing herein shall be deemed an approval or consent by Lender to, or waiver of Lender’s right to object to, any such Junior Lien.

The Trust Estate.  The “Trust Estate” consists of all of Trustor’s estate, right, title and interest in and to the following described property and property rights, whether now existing or hereafter acquired, including in any greater estate hereafter acquired, with references in this Deed of Trust to the Trust Estate to mean and include all or any portion of or interest in any of the Trust Estate:

The Land and Improvements.  The real property described on Exhibit 1.2, together with any and all rights and privileges appurtenant thereto (the “Land”), and all buildings and other improvements located or erected on the Land, including any and all items of property attached or affixed to such buildings or other improvements (or any portion thereof) (collectively, the “Improvements”), which Improvements are intended and agreed to be an integral part of the real property.  The Land and the Improvements are referred to in this

Deed of Trust as the “Premises.”  If there is more than one parcel of real property described on Exhibit 1.2, references in this Deed of Trust to “Land” and “Improvements” shall be to the Land and Improvements relating to and encompassing each such parcel, each of which constitutes a “Premises,” and references to “Premises” shall include each such Premises.

Leases and Rents.  Any and all leasehold estates covering any portion of the Premises, including sublease estates, and including all cash or security deposits, advance rentals, and deposits or payments of similar nature (collectively, the “Leases”), together with any and all rents, issues, profits, damages, income and other benefits now or hereafter derived from the Premises, including amounts paid as rents, fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties (collectively the “Rents”).

Other Interests.  Any and all (i) interest, estate or other claim, in law or in equity, in any of the Premises, including any greater estate in either the Land or the Improvements; (ii) easements, rights-of-way and other rights used in connection with the Premises, including all rights to the nonexclusive use of common drive entries; (iii) water rights, water stock, and claims or title to water; (iv) land lying within the right-of-way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, parkways, driveways, alleys and strips and gores of land adjacent to or used in connection with the Premises; and (v) awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Premises (including awards for severance damages).

UCC Collateral.  The “UCC Collateral” described on Exhibit 1.2(d).

Proceeds.  All proceeds, both cash and non-cash, and products of any of the foregoing.

Duration of Deed of Trust.  This Deed of Trust shall continue in full force and effect until such time as all indebtedness under the Note(s) executed and delivered pursuant to the Loan Agreement and all other Secured Obligations (defined below) have been fully, finally, and irrevocably paid and performed, at which time this Deed of Trust shall be void, and Lender agrees to execute an instrument evidencing the satisfaction of all obligations under this Deed of Trust and releasing this Deed of Trust.

Warranty.  Trustor represents, warrants and covenants that Trustor (a) is, and, as to any portion of the Trust Estate acquired hereafter, will upon such acquisition be, the owner of the Trust Estate and all legal and beneficial interests therein, including a fee simple ownership interest in the Premises, free and clear of all Liens, other than the Permitted Exceptions; and (b) shall remain the owner of the entire Trust Estate and all legal and beneficial interests therein free and clear of all Liens, other than the Permitted Exceptions.

OBLIGATIONS SECURED

The Secured Obligations.  This Deed of Trust is given to secure the following obligations (collectively, the “Secured Obligations”):

Note Indebtedness.  Payment of the indebtedness evidenced by the Term Loan Note dated as of even date herewith, in the principal amount of $13,460,000.00, by Trustor and payable to Lender, with the final payment being due on or before March 3, 2025 (as amended from time to time, the “Note”), with interest thereon, all as provided in the Notes and other Loan Documents, including interest rate increases or decreases, maturity date extensions, and payment modifications (including deferrals or accelerations of principal or interest).  References herein to “Note” and “Loan” are to each such Note and related Loan.

Loan Obligations.  Payment of all other Indebtedness and other sums, with interest thereon, that may be owed or arise under, and performance of all other Obligations contained in or arising under, this Deed of

Trust, the other Loan Documents, and in any other instrument now or hereafter given to evidence or further secure payment or performance of any Obligation.

Other Obligations.  All obligations of the Trustor under the Related Credit Arrangements, including any Related Swap Contracts and Related Treasury Management Arrangements, but excluding any Excluded Swap Obligations, to which the Lender or its Affiliates are a party shall be deemed to be Secured Obligations of the Trustor, and the Lender or Affiliate of the Lender party to any such Related Credit Arrangement shall be deemed to be a beneficiary and mortgagee hereunder with respect to such Secured Obligations; provided,  however, that such obligations shall cease to be Secured Obligations at such time, prior to the maturity date of the Loan, as such Person (or Affiliate of such Person) shall cease to be a “Lender” under the Loan Agreement.  No Person who obtains the benefit of this Deed of Trust by virtue of the provisions of this Section shall have, prior to the maturity date of the Loan, any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Secured Obligations (including the release or modification of any Secured Obligations or security therefor) other than in its capacity as the Lender and only to the extent expressly provided in the Loan Documents.

Future Advances.  All future principal advances, with all interest thereon, to or for the benefit of Trustor, made pursuant to the terms of this Deed of Trust or any of the other Loan Documents.

Other Disbursements and Protective Advances.  All disbursements and other advances made by Lender for (i) the payment of Taxes, maintenance, care, protection or insurance on or with respect to the Trust Estate; (ii) the discharge of Liens having priority over the lien of this Deed of Trust; (iii) the curing of waste of the Trust Estate; (iv) indemnification obligations regarding environmental liabilities associated with the Trust Estate; (v) service charges and expenses incurred by reason of a default hereunder, including late charges, attorneys’ fees and court costs; and (vi) all other charges, disbursements, advances, costs and expenses now or hereafter incurred by Lender pursuant to any of the Loan Documents or as permitted by Applicable Law, in all cases with interest thereon until paid at the default interest rate applicable to the Loan.  Notwithstanding the foregoing, Lender shall have no obligation to make any disbursements or advance any sums as a result of this subsection.

Obligations Generally.  Payment and performance of all other Obligations, including any other obligations that are stated in this Deed of Trust to be included as Secured Obligations.

Priority.  The Trust Estate shall secure all of the Secured Obligations presently or hereafter owed, and the priority of the Lien created hereby for all such Secured Obligations shall be as of the time this Deed of Trust is recorded.  Without limiting the foregoing, all advances and disbursements pursuant to Sections 2.1(d) and 2.1(e), whether such advances are obligatory, optional or both and whether made before or after default or maturity or other similar event, shall be secured hereby to the same extent as if such advance or disbursement has been made contemporaneously with the execution hereof, even though no advance may have been made at the time of execution hereof and even though no indebtedness is outstanding at the time any advance is made.

Certain Obligations Not Secured.  Notwithstanding any other provision hereof or the other Loan Documents, this Deed of Trust does not secure any obligations of Trustor or any other Credit Party in any Loan Document with respect to state and federal environmental laws, rules, regulations and permits; hazardous materials and other environmental conditions; environmental investigations; the release or threatened release of any hazardous materials; and all environmental remediation requirements.

Agency.  To the extent that any Secured Obligation is held by an Affiliate of Lender, rather than directly by Lender, Lender is acting both for itself, with respect to the Secured Obligations held by Lender, and as the representative and collateral agent for and on behalf of such Affiliate with respect to Secured Obligations held by such Affiliate, and Lender is entitled, both on its own behalf and as the representative and collateral agent for and on behalf of such Affiliate, to exercise all rights and remedies of the secured party under this Deed of Trust.

TRUSTOR COVENANTS

Use.  Trustor shall use the Trust Estate solely for the operation of a Permitted Concept in accordance with the Franchise Agreement and Management Agreement and for no other purpose.  Trustor shall not, without Lender’s prior written consent, (a) initiate or acquiesce in a change in the zoning classification; or (b) grant, amend, modify or consent to any easement or covenants, conditions and restrictions pertaining to the Trust Estate.

Impositions; Right to Contest.  Prior to delinquency, Trustor shall pay the following (collectively, the “Impositions”):  (a) all Taxes, water and sewer rents and charges, and charges for utility services that may be assessed, levied or imposed upon Trustor, the Trust Estate, the Loan Documents, or the Secured Obligations; and (b) all claims and demands of mechanics, laborers, materialmen and others which, if unpaid, might create a Lien on the Trust Estate, unless Trustor shall contest the amount or validity thereof as permitted in this Section.  If by law any Imposition is payable in installments, Trustor may pay the same in installments as they become due and before any fine, penalty, interest, or cost may be added thereto for nonpayment.  So long as no Default has occurred that is continuing, Trustor may, at its own expense, contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of any Imposition; provided that Trustor (y) shall have first demonstrated to Lender’s reasonable satisfaction that such proceedings operate to prevent the sale of the Trust Estate to satisfy such Imposition prior to a final determination; and (z) shall have either (i) deposited with Lender adequate security for the payment of the Imposition (including any interest and penalties); or (ii) paid the Imposition in full under protest or furnished such other security or undertaking as may be permitted by Applicable Law to accomplish a stay of any sale of the Trust Estate.

Maintenance and Repair.  Trustor shall:  (a) maintain the Trust Estate in good condition and repair, subject to reasonable and ordinary wear and tear, and free from actual or constructive waste; (b) operate, remodel, update and modernize the Trust Estate as required by the Franchise Agreement and Management Agreement and as is otherwise prudent and reasonable; and (c) pay all operating costs of the Trust Estate in the ordinary course of business, including utility costs.  Trustor shall not do, nor allow any tenant or other user of the Trust Estate to do, any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Premises), impairs or is reasonably likely to impair in any material respect the value of the Trust Estate, is contrary to Applicable Law, or violates in any material respect any applicable covenant, condition, restriction, agreement or easement.

Alterations.  Except as may be required or permitted by the Loan Agreement, Trustor shall not make, nor permit to be made, any alterations (including additions) to the Improvements without Lender’s prior written consent, not to be unreasonably withheld or conditioned, except that Trustor may make nonstructural alterations costing less than $100,000 in the aggregate at any one time without Lender’s consent.  Structural alterations include any alterations that would affect the foundation of the Improvements; involve the structural elements of the Improvements, such as a load-bearing wall, structural beams, columns, supports or roof; or materially affect any building systems, including electrical systems, plumbing, HVAC, and fire and safety systems.  All such work shall: (a) be at the sole cost of Trustor; (b) be undertaken using licensed contractors; (c) be prosecuted diligently to completion; (d) be of good workmanship and materials; (e) be free of all mechanics’ and materialmen’s liens; and (f) comply fully with the terms of this Deed of Trust, the Loan Agreement, the Franchise Agreement, the Management Agreement, and all Applicable Law.

Condemnation.

Takings; Continuation of Obligations.  If there is a taking of all or any portion of the Trust Estate or the commencement of any proceedings or negotiations which might result in a taking by any lawful authority by exercise of the right of condemnation or by agreement in lieu of condemnation (a “Taking”), Trustor shall promptly give Lender written notice of the Taking.  No Taking shall relieve Trustor of any Secured Obligations, including its obligations to make regularly scheduled payments of principal and interest pursuant to the Note and the other Loan Documents.  Trustor authorizes and empowers Lender, at Lender’s option and in Lender’s sole discretion, to settle, adjust, or compromise any claim for loss or damage in connection with any Taking or proposed Taking and to commence, appear in and prosecute in its own name or on behalf of Trustor any such action or proceeding arising out of or relating to a Taking or proposed Taking.

Restoration Obligations.  Promptly following the occurrence of a Taking, other than a Total Taking (defined below), Trustor shall, at its expense, commence and diligently complete the repair, restoration, replacement, and rebuilding of the Trust Estate as nearly as possible to its value, condition and character immediately prior to the Taking (a “Restoration”).  Trustor shall not be excused from Trustor’s Restoration obligation, regardless of whether or not there are Condemnation Proceeds available to Trustor or whether any such Condemnation Proceeds are sufficient in amount, and the application or release by Lender of any Condemnation Proceeds shall not cure or waive any Default under this Deed of Trust or the other Loan Documents or invalidate any act done pursuant thereto.

Condemnation Proceeds.  All compensation, awards, damages, rights of action, and proceeds awarded to Trustor by reason of any such Taking or received by Trustor as the result of a transfer in lieu of a Taking (the “Condemnation Proceeds”) are hereby assigned, and shall be paid, directly to Lender.  Trustor agrees to execute such further assignments of the Condemnation Proceeds as Lender may require.  If Trustor receives any Condemnation Proceeds, Trustor shall promptly pay the Condemnation Proceeds to Lender, to be applied by Lender to payment of the Secured Obligations in such order as Lender, in its sole discretion, shall determine.  To the extent that Condemnation Proceeds are applied to prepay principal on Note, no prepayment fee will be charged in connection with such prepayment.  Notwithstanding the foregoing, if no Default has occurred and is continuing and if the Taking is not a Total Taking, the Condemnation Proceeds, less costs, fees and expenses incurred by Lender and Trustor in the collection thereof, including reasonable attorneys’ fees and expenses (the “Net Condemnation Proceeds”), shall be made available to Trustor, to be used by Trustor to satisfy its Restoration obligations, substantially in the manner and according to the procedures, limitations, and requirements provided in the Loan Agreement for the distribution of Net Insurance Proceeds, as if the Net Condemnation Proceeds were Net Insurance Proceeds.  “Total Taking” means a Taking of substantially all of the Trust Estate or of such a portion of the Trust Estate that the remainder cannot reasonably be used for the purposes for which used prior to the Taking.

No Discharge.  Trustor’s obligations and liabilities hereunder or under any other Loan Document shall not be released, discharged or otherwise affected by reason of:  (a) any damage to, destruction of, or condemnation or similar taking of the Trust Estate; (b) any restriction on, or interference by any Person with, any use of any of the Trust Estate; (c) any title defect or encumbrance affecting the Trust Estate; (d) any claim that Trustor has or might have against Lender or Trustee; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to this Deed of Trust by any trustee or receiver of Lender, or by any court, in any such proceeding; (e) any default or failure on Lender’s part to perform or comply with any of the terms of the Loan Documents or of any Related Agreement; or (f) any other act or occurrence whatsoever, whether similar or dissimilar to the foregoing.

Actions Affecting Trust Estate.  Trustor shall give Lender written notice of and, unless otherwise directed in writing by Lender, shall appear in and contest any action or proceeding purporting to affect the security or priority of this Deed of Trust or the rights or powers of Lender or Trustee and shall pay all reasonable costs and expenses (including costs of evidence of title, litigation, and reasonable attorneys’ fees) in any such action or proceeding in which Lender or Trustee may appear.

Actions by Lender or Trustee.  If Trustor fails to make any payment or to do any act required hereby, Lender or Trustee may, each in its sole discretion, but without obligation so to do, without releasing Trustor from any obligation, and with only such notice to or demand upon Trustor as is reasonable under the circumstances, but in no event exceeding five days’ prior written notice, make or do the same in such manner and to such extent as Lender or Trustee may deem necessary or appropriate, including:  (a) entering upon and taking possession of the Trust Estate and otherwise exercising its rights and remedies hereunder and under the other Loan Documents; (b) taking such actions and making such additions, alterations, repairs and improvements to the Trust Estate as Lender or Trustee reasonably may consider necessary or appropriate to keep the Trust Estate in good condition and repair or otherwise to protect the value or security of any of the Trust Estate, including payment of Impositions and insurance premiums; and (c) taking such actions as Lender or Trustee reasonably may consider necessary or appropriate to protect the priority, validity and enforceability of the lien of this Deed of Trust on the Trust Estate.  Trustor shall, immediately upon demand by Lender or Trustee, as the case may be, pay to Lender or Trustee all amounts expended by Lender or Trustee, including all costs and expenses reasonably incurred by Lender or Trustee in connection with the exercise by Lender or Trustee of the foregoing rights (including costs of evidence of title, court costs, appraisals, surveys, fees of receivers, and reasonable attorneys’ fees), together with interest at the default interest rate applicable to the Loan on such amounts from the date incurred until paid.

Prohibited Transactions.  In order to induce Lender to make the Loan, Trustor agrees that, upon the occurrence of a Prohibited Transaction (as defined in the Loan Agreement) without the prior written consent of Lender, in Lender’s sole discretion, Lender shall have the absolute right, at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable.  In connection with any request for consent to a Prohibited Transaction, Trustor agrees to pay Lender such fees and other amounts as Lender may require, as consideration to Lender in connection with, and as a condition precedent to, any such matter.

No Liens or Encumbrances.  Trustor covenants not to grant or suffer to exist, and Trustor covenants to pay and promptly discharge, at Trustor’s sole cost and expense, all Liens upon the Trust Estate, other than Permitted Exceptions.  Trustor covenants to notify Lender immediately in writing of any such Lien.  Except as otherwise provided in this Deed of Trust with respect to Impositions, Trustor may contest in good faith the validity of any involuntary Lien, provided Trustor shall first deposit with Lender a bond or other security satisfactory to Lender in such amount as Lender shall reasonably require, but not more than 150% of the amount of the claim, and provided further that if Trustor loses such contest, Trustor will thereafter diligently proceed to cause such Lien to be removed and discharged, at Trustor’s sole cost and expense.  If Trustor fails to remove or discharge any Lien, then, in addition to any other right or remedy of Lender or Trustee, Lender or Trustee may, after only such notice to Trustor as may be reasonable under the then existing circumstances, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law.  Trustor shall, immediately upon demand therefor by Lender or Trustee, pay to Lender or Trustee an amount equal to all amounts expended by Lender or Trustee, including all costs and expenses incurred by Lender or Trustee in connection with the exercise by Lender or Trustee of the foregoing rights, together with interest thereon from the date of each such expenditure at the default interest rate applicable to the Loan.  Such costs and expenses shall be secured by the Liens in favor of Lender, including the lien of this Deed of Trust, and are part of the Secured Obligations.

Periodic Appraisals.  Lender may require an appraisal of the Premises, or an update to a previously provided appraisal of the Premises, indicating the present appraised fair market value thereof:  (a) if Lender determines in good faith that an appraisal is required as a result of (i) any law, regulation or guideline or any change or interpretation thereof; or (ii) any central bank or other fiscal, monetary or other Government Authority having jurisdiction over Lender or its activities requesting, directing or imposing a condition upon Lender (whether or not such request, direction or condition shall have the force of law); (b) at any time after the occurrence and during the continuance of a Default; or (c) at any other time that Lender, in its reasonable discretion deems it appropriate.  Appraisals and updates pursuant to subsections (a) and (b) shall be at Trustor’s sole cost and expense.  Appraisals and updates pursuant to subsection (c) shall be at Lender’s sole cost and expense; provided, however, that Lender may charge Trustor for one such appraisal or update for the Premises in each calendar year during the continuance of the Deed of Trust.  All such appraisals and updates shall comply with Applicable Law, as well as Lender’s internal requirements, and shall be conducted by appraisers selected and retained by or on behalf of Lender.

Flood Insurance.  If Trustor owns the Improvements and if the Premises are located in a Special Flood Hazard Area (“SFHA”) designated by the Federal Emergency Management Administration, Trustor shall, at its expense, obtain and maintain flood insurance under the National Flood Insurance Program (“NFIP”) for the Premises meeting the Insurance Requirements in the Loan Agreement and providing insurance coverage sufficient to rebuild or replace the Improvements in an amount not less than the lesser of:  (a) the outstanding principal balance of each Note secured hereby, including any prior liens on the Premises; (b) the maximum amount of coverage allowed for the type of property under the NFIP; or (c) the value of the Improvements and equipment located on the Land, but not the value of the Land itself.  The policy must state the proper SFHA zone for the Premises (i.e., SFHA zones beginning with “A” or “V”).  Deductibles must be stated and may not exceed $50,000.  SPECIAL NOTICE:  Notice is hereby given to Trustor that, if Trustor fails to renew or keep in effect adequate flood insurance on the Premises during the time that the NFIP mandates flood insurance coverage, federal law requires Lender to purchase the flood insurance for the Premises and authorizes Lender to charge Trustor the cost of premiums and fees incurred in purchasing the insurance.  Any flood insurance that Lender purchases may not fully protect Trustor’s interest and equity in the Premises and will be substantially more expensive than the insurance Trustor may obtain.

Granting of Easements, Etc.  If no Default shall have occurred and be continuing, Trustor may, from time to time with respect to its interest in the Trust Estate and with Lender’s prior written consent:  (a) grant easements and other rights in the nature of easements; (b) release existing easements or other rights in the nature of easements which are for the benefit of the Trust Estate; (c) dedicate or transfer unimproved portions of the Trust Estate for road, highway or other public purposes; (d) execute petitions to have the Trust Estate annexed to any municipal corporation or utility district; and (e) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers.  At any time, or from time to time, without liability therefor and without notice, upon written request of Lender and without affecting the personal liability of any Person for payment of the Secured Obligations or the effect of this Deed of Trust upon the remainder of the Trust Estate, Trustee may reconvey any part of the Trust Estate or join in any of the foregoing actions.

Lender’s Power.  Without affecting the liability of any Person liable for the payment or performance of any of the Secured Obligations and without affecting the lien of this Deed of Trust upon the Trust Estate not then or theretofore released as security for the Secured Obligations, Lender may, from time to time and without notice:  (a) release any Person so liable; (b) extend the Secured Obligations; (c) grant other indulgences; (d) release or reconvey, or cause to be released or reconveyed, at any time at Lender’s option any parcel, portion or all of the Trust Estate; (e) take or release any other or additional security or any guaranty for any of the Secured Obligations; or (f) make adjustments or other arrangements with debtors in relation thereto.

Recording; Further Assurances.  Trustor shall, from time to time, perform or cause to be performed any other act and shall execute or cause to be executed any and all further instruments (in recordable form) as Lender or Trustee may reasonably request for carrying out the intention of, or facilitating the performance of, this Deed of Trust, including to maintain the priority of the Deed of Trust at the date of initial recording.

Representations and Warranties.  Trustor represents and warrants to Lender that: (a) to the best of Trustor’s knowledge:  (i) all Improvements are, or upon completion will be, located within the boundary lines of the Land and do not and will not, upon completion, encroach upon the land of any adjacent owner; (ii) no improvements of any third Person encroach upon the Land; and (iii) no Person has any unrecorded right, title or interest in the Premises or any other part of the Trust Estate, whether by right of adverse possession, prescriptive easement, right of first refusal, right of first offer, option to purchase, lease, or other Contractual Obligation; and (b) there are no delinquent accounts payable or mechanics’ or materialmen’s Liens in favor of any materialman, laborer, or other Person in connection with labor or materials furnished to or performed on any of the Premises and no work has been performed or is in progress, nor have materials been supplied to any portion of the Trust Estate or agreements entered into for work to be performed or materials to be supplied to any portion of the Trust Estate prior to the date of this Deed of Trust.

Purchase Money Deed of Trust.  This Deed of Trust is a purchase money mortgage as a portion of the Secured Obligations are being used by Trustor to finance the acquisition of the Trust Estate.

Grant of Security Interest.  As further security for payment and performance of the Secured Obligations, Trustor grants to Lender a lien on and security interest in and to all of the UCC Collateral, and this Deed of Trust constitutes a security agreement with Trustor, as debtor, and Lender, as secured party.  Lender confirms that, notwithstanding the inclusion of general intangibles as part of the UCC Collateral and the creation, attachment and perfection of Lender’s lien on and security interest in general intangibles in accordance with the provision of UCC Section 9-408(a), such creation, attachment and perfection is subject to the limitations imposed by UCC Section 9‑408(d) which provide that such creation, attachment, and perfection (a) is not enforceable against Franchisor or Manager; (b) does not impose a duty or obligation on Franchisor or Manager; (c) does not require Franchisor or Manager to recognize such lien and security interest, pay or render performance to Lender, or accept payment or performance from Lender; (d) does not entitle Lender to use or assign Trustor’s rights under the Franchise Agreement or the Management Agreement; and (e) does not entitle Lender to use, assign, possess, or have access to any trade secrets or confidential information of Franchisor or Manager.

Fixture Filing.  This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Trust Estate and is to be filed for record in the real estate records of each county where any part of the Trust Estate (including said fixtures) is situated.  The mailing address of Trustor is the address of Trustor set forth in the introductory paragraph in this Deed of Trust, and the address of Lender from which information concerning the Liens may be obtained is the address of Lender as set forth in the introductory paragraph of this Deed of Trust.

ASSIGNMENT OF LEASES AND RENTS

Assignment of Leases and Rents.  Trustor assigns, transfers, and conveys to Lender all of Trustor’s estate, right, title and interest in and to the Leases and Rents and gives to and confers upon Lender the right, power and authority to collect the Rents; to give receipts, releases and satisfactions; to sue, in the name of Trustor or Lender, for all Rents; and to apply the Rents to the payment of the Secured Obligations in such order as Lender shall determine.  Trustor further irrevocably appoints Lender its true and lawful attorney-in-fact, at the option of Lender at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Trustor or Lender, for all Rents.  Trustor authorizes and directs the lessees, tenants and occupants to make all payments under the Leases directly to Lender upon written demand by Lender, without further consent of Trustor; provided, however, that Trustor shall have the right to collect such Rents (but not more than one month in advance unless the written approval of Lender is first obtained), and to retain and enjoy same, so long as a Default shall not have occurred.  The assignment of the Rents made in this Section is intended to be an absolute, present assignment from Trustor to Lender and not merely the passing of a security interest.  Rents collected subsequent to any Event of Default shall be applied to the costs, if any, of taking possession and control of and managing the Trust Estate and collecting such amounts, including to pay reasonable attorney’s fees, receiver’s fees, premiums on receiver’s bonds, costs of repairs to the Trust Estate, premiums on insurance policies, taxes, assessments and other charges on the Trust Estate, and the costs of discharging any obligation or liability of Trustor with respect to the Leases and to the sums secured by this Deed of Trust, all in such order as Lender may, in its sole discretion, determine.

Rights of Lender.  Upon the occurrence and during the continuance of an Event of Default, Lender may, at any time without notice (except if required by any Applicable Law), either in person, by agent or by a court-appointed receiver (with such receiver to have all powers and duties set forth for receivers in this Deed of Trust and as prescribed by Applicable Law), regardless of the adequacy of Lender’s security, and at Lender’s sole election (without any obligation to do so), to the extent permitted by Applicable Law, enter upon and take possession and control of the Trust Estate to perform all acts necessary and appropriate to operate and maintain the Trust Estate, including to execute, cancel or modify the Leases, make repairs to the Trust Estate, execute or terminate contracts providing for the management or maintenance of the Trust Estate, all on such terms as are deemed best to protect the security of this assignment.  Lender or the receiver, to the extent permitted by Applicable Law, shall have access to the books and records used in the operation and maintenance of the Trust Estate and shall be liable to account only for those Rents actually received.  Lender shall not be liable to Trustor, anyone claiming under or through Trustor or anyone having an interest in the Trust Estate by reason of anything done or left undone by Lender hereunder, except to the extent of Lender’s gross negligence or willful misconduct.  Any entering upon and taking possession and control of the Trust Estate by Lender or the receiver and any application of Rents as provided herein shall not cure or waive any Default or invalidate any other right or remedy of Lender.

Trustor’s Affirmative Obligations.  Trustor shall:  (a) fulfill, perform and observe in all respects each and every condition and covenant of Trustor contained in any Lease; (b) give prompt notice to Lender of any claim or event of default under any Lease given to or by Trustor, together with a complete copy or statement of any information submitted or referenced in support of such claim or event of default; (c) at the sole cost and expense of Trustor, enforce the performance and observance of each and every covenant and condition of any Lease to be performed or observed by any other party thereto, unless such enforcement is waived in writing by Lender; and (d) appear in and defend any action challenging the validity, enforceability or priority of the Lien created hereby or the validity or enforceability of any Lease.  Trustor shall cause the tenant under each Lease to comply with Trustor’s obligations contained in Article 3; provided, however, this requirement shall not relieve or release Trustor from any of its obligations under Article 3 or elsewhere in any of the Loan Documents.

Negative Covenants.  Trustor shall not, without Lender’s consent, in Lender’s sole discretion:  (a) enter into any Lease; (b) modify or amend the terms of any Lease; (c) grant any consents under any Lease, including any consent to an assignment of any Lease, a mortgaging of the leasehold estate created by any Lease or a subletting by the tenant under any Lease; (d) terminate, cancel, surrender, or accept the surrender of, any Lease, or waive or release any Person from the observance or performance of any obligation to be performed pursuant to any Lease or from liability on account of any warranty given thereunder; or (e) assign, transfer, mortgage, pledge or hypothecate any Lease or any interest therein to any party other than Lender.  Any lease, modification, grant, termination, cancellation, surrender, waiver or release in violation of the foregoing provisions shall be null and void and of no force and effect.

No Merger.  Unless Lender otherwise consents or elects, Trustor’s title to the Trust Estate and the leasehold interest in the Trust Estate created by any Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in Trustor, Lender or any other person by purchase, operation of law, or by foreclosure or sale of the Trust Estate pursuant hereto or otherwise.

EVENTS OF DEFAULT AND REMEDIES

Events of Default.  Each Event of Default constitutes an “Event of Default” under this Deed of Trust.

Remedies.  Trustor irrevocably agrees that, upon the occurrence of an Event of Default, in addition to all other rights and remedies provided in this Deed of Trust, in any of the other Loan Documents, or by Applicable Law, Lender may take all or any of the following actions:

Acceleration.  Declare all or any part of the Secured Obligations immediately due and payable without any presentment, demand, protest or notice of any kind.

Right of Entry.  Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate, either in its own name or in the name of Trustee, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of, to increase the income from, or to protect the security of this Deed of Trust with respect to, the Trust Estate and, with or without taking possession of the Trust Estate, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection (including reasonable attorneys’ fees) to the Secured Obligations, all in such order as Lender may determine.  The entering upon and taking possession of the Trust Estate, the collection of such Rents and the application thereof shall not cure or waive any default or notice of default or invalidate any act done in response to such default or pursuant to such notice of default.  Notwithstanding the continuance in possession of the Trust Estate or the collection, receipt and application of Rents, Lender and Trustee shall be entitled to exercise every right and remedy provided for in any of the Loan Documents or by law upon occurrence of any Event of Default.

Foreclosure.  Commence an action to foreclose the Lien of this Deed of Trust as a mortgage in a single parcel or in several parcels, appoint a receiver, or specifically enforce any of the covenants of this Deed of Trust.

Exercise of Power of Sale.  Exercise the power of sale contained in this Deed of Trust and deliver to Trustee a written statement of breach, notice of default and election to cause Trustor’s interest in the Trust Estate to be sold, all in accordance with Applicable Law.

If Lender elects to exercise the power of sale contained in this Deed of Trust, Lender shall notify Trustee in writing and shall deposit with Trustee copies of this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

Upon receipt of such notice from Lender and at the direction of Lender, Trustee shall cause to be recorded, published or delivered such notices of default and notices of sale as may then be required by law or this Deed of Trust.  Trustee shall, only at the direction of Lender and without demand on Trustor, after such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell Trustor’s interest in the Trust Estate at the time and place of sale fixed by it in such notice of sale, either as a whole, or in separate lots or parcels or items as Lender shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale, or as otherwise may then be required by law.  Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, without any covenant or warranty, express or implied.  The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including, without limitation, Trustor, Trustee or Lender, may purchase at such sale and Trustor covenants to warrant and defend the title of such purchaser or purchasers.  Lender shall have the right to credit bid at any such sale.

Trustee or Lender may sell not only the real property but also the UCC Collateral and other interests which are a part of the Trust Estate, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Trust Estate separately from the remainder of the Trust Estate.  Neither Trustee nor Lender shall be required to take possession of any part of the Trust Estate or to have any of the UCC Collateral present at any sale of the Trust Estate.  Trustee or Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee or Lender, including the posting of notices and the conduct of sale, but in the name and on behalf of Lender.  If any sale hereunder is not completed or is defective in the opinion of Trustee or Lender, such sale shall not exhaust the power of sale hereunder, and Trustee or Lender shall have the right to cause a subsequent sale or sales to be made hereunder.

As may be permitted by law, after deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including costs of evidence of title in connection with sale, Trustee or Lender shall apply the proceeds of sale (A) first, to payment of all costs, fees and expenses, including attorneys’ fees and expenses incurred by Lender in exercising the power of sale or foreclosing this Deed of Trust; (B) second, to the payment of the Secured Obligations (including, without limitation, the principal, accrued interest and other sums due and owing under the Note and the amounts due and owing to Lender under this Deed of Trust) in such manner and order as Lender may elect; and (C) third, the remainder, if any, shall be paid to Trustor, or such other persons as may be legally entitled thereto.

Trustee may, in the manner provided by law, postpone sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

Receiver.  Obtain an order, ex parte, from a state or federal court appointing a receiver for (i) the business operations of Trustor; (ii) the Trust Estate; and/or (iii) any or all of the assets and property rights of Trustor.  Lender’s right to obtain such an order ex parte from such court shall be as a matter of right and without notice to Trustor or anyone claiming under Trustor, and without regard to the then value of the Trust Estate or the interest of Trustor therein.  TRUSTOR WAIVES ANY RIGHT TO A HEARING OR NOTICE OF HEARING PRIOR TO THE APPOINTMENT OF A RECEIVER AND IRREVOCABLY CONSENTS TO SUCH APPOINTMENT.  Trustor irrevocably agrees that any receiver appointed pursuant to this subsection may have all of the powers and duties of receivers in like or similar cases, including the right, with Lender’s express written consent, to operate and sell all property of the receivership estate, and that such powers and duties shall be vested in the receiver until the later of (x) the date of confirmation of sale of the receivership estate, (y) the date of expiration of any redemption period, or (z) the date the receiver is discharged.  Trustor waives any and all rights it may have to object to the appointment of a receiver as provided herein or to the receiver’s operation or disposition of the receivership estate.

Personal Property.  It is the express understanding and intent of the parties that as to any personal property interests subject to Article 9 of the UCC, Lender, upon an Event of Default, may proceed under the UCC or may proceed as to both real and personal property interests in accordance with the provisions of this Deed of Trust and its rights and remedies in respect to real property, as specifically permitted under Section 9-604 of the UCC.

Lender’s Exercise of Remedies.  Lender and Trustee shall be entitled to enforce payment and performance of any Secured Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or any laws now or hereafter in force, notwithstanding some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise.  Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained in this Deed of Trust, shall prejudice or in any manner affect Lender’s or Trustee’s right to realize upon or enforce any other security now or hereafter held by Lender or Trustee, it being agreed that Lender and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Lender or Trustee in such order and manner as it may in its absolute discretion determine.

Possession of Trust Estate.  If, following the sale of the Trust Estate pursuant to the exercise of remedies under this Deed of Trust, Trustor continues to occupy any of the Trust Estate so sold, Trustor shall be deemed immediately and automatically to have become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Trust Estate so occupied, such rental to be due and payable daily to the purchaser.  An action of unlawful detainer shall lie if the tenant holds over after a demand in writing for possession of such Trust Estate.

Waiver of Rights.  To the maximum extent permitted under Applicable Law, Trustor knowingly, voluntarily, and unconditionally: (a) waives the benefit of any Applicable Law now or hereafter existing that (i) provides for any appraisement or valuation before sale of any portion of the Trust Estate; (ii) in any way extends the time for the enforcement of the collection of the Secured Obligations or creates or extends a moratorium or period of redemption from any sale made in furtherance of collecting the Secured Obligations; (iii) limits Lender’s right to pursue a deficiency judgment after a judicial or non-judicial foreclosure or limits the amount of any deficiency judgment; or (iv) requires or permits Trustor or the court to determine or otherwise consider the fair market value of any of the Trust Estate in connection with such judicial or non-judicial foreclosure and as a potential limitation on the amount of any deficiency judgment; and (b) agrees that Trustor will not at any time insist upon, plea, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, and Trustor, for Trustor, Trustor’s representatives, successors and assigns, and for any and all Persons ever claiming any interest in the Trust Estate, waives and releases all rights of homestead exemption.  In addition, Trustor expressly waives and relinquishes any and all rights, remedies and defenses that Trustor may have or be able to assert by reason of any Applicable Law pertaining to the rights, remedies and defenses of sureties.  The rights, benefits and defenses hereby waived in this Section include any and all rights, benefits and defenses which might be available to Trustor under Applicable Law that might otherwise operate to limit the liability of Trustor under, or the enforcement of, this Deed of Trust, the other Loan Documents, or the Secured Obligations.

Marshaling.  Neither Lender nor Trustee shall be required to marshal any present or future collateral security (including the Trust Estate) for, or other assurances of payment of, the Secured Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, Trustor agrees that it will not invoke any law relating to the marshaling of collateral which might cause a delay in or impede the enforcement of Lender’s or Trustee’s rights and remedies under this Deed of Trust or under any of the other Loan Documents, and, to the extent that it lawfully may, Trustor irrevocably waives the benefits of all such laws.

Multiple Security.  If (a) the Trust Estate consists of one or more parcels, whether or not contiguous and whether or not located in the same county, and/or (b) if, in addition to this Deed of Trust, Lender now or hereafter holds or is the beneficiary of one or more additional mortgages, liens, deeds of trust or other security for the Secured Obligations upon other property in the state where the Premises are located (whether such property is owned by Trustor or others), Lender may, at its election, commence or consolidate in a single trustee’s sale or foreclosure action all of the trustee’s sale or foreclosure proceedings against all such collateral securing the Secured Obligations (including the Trust Estate), which action or sale may be brought, consolidated, or conducted in the courts of any county in which any of such collateral is located.  Trustor irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have.  Trustor agrees that if Lender is prosecuting one or more foreclosure or other proceedings against a portion of the Trust Estate or against any other collateral directly or indirectly securing the Secured Obligations, or if Lender obtains a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee’s sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the state in which the Premises are located, Lender may commence or continue any trustee’s sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Estate, and Trustor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay the execution of, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis.  It is expressly understood and agreed that to the fullest extent permitted by Applicable Law, Lender may, at its election, cause the sale of all collateral which is the subject of a single trustee’s sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Obligations (directly or indirectly) in the most economical and least time-consuming manner.

Request for Notice.  Trustor requests a copy of any notice of default and that any notice of sale under this Deed of Trust be mailed to it in accordance with the provisions below for the giving of notices.

MISCELLANEOUS

Applicability of General Provisions.  All provisions of the Loan Agreement Article entitled “General Provisions” apply to this Deed of Trust, the same as if such provisions were set forth in full in this Deed of Trust.

The Trustee.  Trustee accepts the trusts hereby created and agrees to perform its duties in this Deed of Trust for the benefit of Lender.  To the extent permitted by and consistent with Applicable Law, Trustee will not exercise its rights under this Deed of Trust except upon written direction from Lender.  Lender may, from time to time, by a written instrument executed and acknowledged by Lender, mailed to Trustor and recorded in the county in which the Trust Estate is located and by otherwise complying with the provisions of Applicable Law, substitute a successor or successors to any Trustee named herein or acting hereunder, and such successor(s) shall, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of such predecessor.  Trustor shall pay or cause to be paid the compensation to which Trustee is entitled hereunder and all proper disbursements and expenses incurred by Trustee hereunder.

Reconveyance.  Upon Lender’s written request stating that all Secured Obligations have been satisfied in full or otherwise upon Lender’s written request and upon payment by Trustor of Trustee’s fees, Trustee shall reconvey to Trustor, or to the person or persons legally entitled thereto, without warranty, any portion of the Trust Estate then held hereunder.  The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.  The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”  Trustor shall also pay Lender a reasonable processing fee in connection with such reconveyance.

Notices.  Notices pursuant to this Deed of Trust shall be given as provided in the Loan Agreement, with notices to Trustee to be given at the address stated in the first paragraph of this Deed of Trust or to such other address as Trustee may specify to the other parties in writing.

Governing Law.  The creation of this Deed of Trust and the rights and remedies of Lender with respect to the Trust Estate, as provided HEREIN and by the laws of the state WHERE THE Premises are located, AS WELL AS LIEN PRIORITIES, INCLUDING WITH RESPECT TO MECHANICS’ AND MATERIALMEN’S LIENS, shall be governed by and construed in accordance with the internal laws of SUCH state, without regard to its conflicts of law principles.  With respect to ALL other provisions of this Deed of Trust, this Deed of Trust shall be governed by and construed in accordance with the internal laws of the State of NEW YORK, without regard to its conflicts of law principles.

Other Security Documents.  The provisions hereof supplement the provisions of any other Loan Document that grants a Lien to Lender or that otherwise secures payment or performance of any of the Secured Obligations, and nothing contained therein shall derogate from any of the rights or remedies of Lender hereunder.

Mortgagee in Possession.  Nothing contained in this Deed of Trust shall be construed as constituting Lender a mortgagee in possession in the absence of the actual taking of possession of the Trust Estate.

Modifications.  This Deed of Trust may not be modified except in a writing executed by Trustor and Lender.  Any agreement made by Trustor and Lender after the date hereof relating hereto, to the Trust Estate, or to any Secured Obligation shall be superior to any intervening or subordinate Lien.

Last Dollars Secured; Priority.  If at any time this Deed of Trust shall secure less than all of the principal amount of the Secured Obligations, it is expressly agreed that any repayments of the principal amount of the Secured Obligations shall not reduce the amount of the Lien of this Deed of Trust until the Lien amount shall equal the principal amount of the Secured Obligations outstanding.

Binding Effect.  This Deed of Trust shall be binding upon and inure to the benefit of Trustor and Lender and their respective successors and permitted assigns, including, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

State Specific Provisions.  In the event of any inconsistencies between this Section 6.11 and any of the other terms and provisions of this Deed of Trust, the terms and provisions of this Section 6.11 shall control and be binding.  With respect to the Premises which are located in the State of Mississippi, notwithstanding anything contained herein to the contrary:

(a)Acceleration; Remedies.  At any time during the existence of an Event of Default, Lender, at Lender’s option, may declare the Indebtedness to be immediately due and payable without further demand, and may request Trustee to exercise the power of sale and Lender may exercise any other remedies permitted by applicable law or provided in this Deed of Trust or in any other Loan Document.  Trustor acknowledges that the power of sale granted in this Deed of Trust may be exercised by Trustee without prior judicial hearing.  Trustor has the right to bring an action to assert the non-existence of an Event of Default or any other defense of Trustor to acceleration and sale.

Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing such remedies, including reasonable attorneys’ fees, costs of documentary evidence, abstracts and title reports.

If Lender invokes the power of sale, Lender or Trustee shall mail copies of the notice of sale to Trustor and to other persons prescribed by applicable law in the manner provided by applicable law.  Trustee may sell, in accordance with Miss. Code Ann. § 89-1-55 and Section 111 of the Constitution of Mississippi, the Trust Estate at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine.  Trustee may postpone sale of all or any parcel of the Trust Estate to any later time on the same date by public announcement at the time and place of any previously scheduled sale.  Lender or Lender’s designee may purchase the Trust Estate at any sale.

Trustee shall deliver to the purchaser at the sale, within a reasonable time after the sale, a deed conveying the Trust Estate so sold without any covenant or warranty, express or implied.  The recitals in Trustee’s deed shall be prima facie evidence of the truth of the statements contained in those recitals.  Trustee shall apply the proceeds of the sale in the following order:  (a) to all costs and expenses of the sale, including Trustee’s fees in the amount allowed by applicable law, attorneys’ fees and costs of title evidence; (b) to the Obligations in such order as Lender, in Lender’s discretion, directs; and (c) the excess, if any, to the Trustor or such other person or persons legally entitled to it.

Lender shall have the right on one or more occasions to institute one or more actions or proceedings at law or in equity to enforce the rights and remedies of Lender under this Deed of Trust.

Following a Trustee’s sale of the Premises, the Trustee shall deliver to the buyer a Trustee’s deed conveying the property so sold without any covenant or warranty, expressed or implied.  The recitals in the Trustee’s deed shall be prima facie evidence of the truth of the statements made therein.

Trustor further agrees that in case of any sale hereunder, it will at once surrender possession of the Premises to such buyer.

(b)Release.  Upon payment of the Indebtedness, Lender shall release the lien of this Deed of Trust.  Trustor shall pay Lender’s reasonable costs incurred in releasing this Deed of Trust.

(c)Further Assurances for Trustee.  Trustor shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Trustee may reasonably require from time to time in order to better assure, grant, and convey to Trustee the rights intended to be granted, now or in the future, to Trustee under this Deed of Trust.

(d)Successor Trustee.  Lender, at Lender’s option, with or without cause, may from time to time remove Trustee and appoint a successor trustee by a Deed of Trust recorded in the city or county in which this Deed of Trust is recorded.  Without conveyance of the Trust Estate, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee in this Deed of Trust and by applicable law.  For purposes of this Deed of Trust, the term “Trustee” means the person identified as Trustee in the first paragraph of this Deed of Trust and any successor trustee appointed by Lender pursuant to this Section or otherwise appointed as permitted by law.

[SIGNATURE PAGE FOLLOWS]

EXECUTED effective as of the date first set forth above.

TRUSTOR:

LF3 SOUTHAVEN, LLC, a Delaware limited liability company

By:Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Member

By:Lodging Fund REIT III, Inc., a Maryland corporation, its General Partner

By:  /s/ Katie Cox________________

Name:  Katie Cox

Title:  Chief Financial Officer

ACKNOWLEDGEMENT

STATE OF NORTH DAKOTA

COUNTY OF CASS

Personally appeared before me, the undersigned authority in and for the said county and state, on this 18th day of February, 2020, within my jurisdiction, the within named Katie Cox, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing instrument and acknowledged that he/she executed the same in his/her representative capacity, and that by his/her signature on the instrument, and as the act and deed of the person(s) or entity(ies) upon behalf of which he/she acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

/s/Jennifer Moum

Notary Public

My commission expires:

April 25, 2022

135 Homewood Drive

Southaven, Mississippi 38671

DeSoto County

EXHIBIT 1.2

LEGAL DESCRIPTION

Real property in the City of Southaven, County of DeSoto, State of Mississippi, described as follows:

PARCEL 1:

LOT 7Q, PART OF 4TH REVISION TO LOT 7G OF THE 6TH REVISION TO SECTION B, BRIARGATE COMMERCIAL SUBDIVISION IN SECTION 31, TOWNSHIP 1 SOUTH, RANGE 7 WEST, DESOTO COUNTY, MISSISSIPPI, AS PER PLAT BOOK 107, PAGE 22 AND THE ORDER TO VACATE AND ALTER PLAT THEREOF RECORDED IN WARRANTY DEED BOOK 652, PAGE 721, IN THE OFFICE OF THE CHANCERY CLERK OF DESOTO COUNTY, MISSISSIPPI.

PARCEL 2:

NON-EXCLUSIVE BENEFICIAL EASEMENTS CONTAINED IN THAT CERTAIN EASEMENTS WITH COVENANTS AND RESTRICTIONS AFFECTING LAND RECORDED IN BOOK 564, PAGE 334, IN THE OFFICE OF THE CHANCERY CLERK OF DESOTO COUNTY, MISSISSIPPI, INCLUDING, BUT NOT LIMITED TO, THE USE OF BRIARGATE WAY, BROOKS CROSSING, AND HOMEWOOD DRIVE CREATED BY PLAT RECORDED IN PLAT BOOK 107, PAGE 22 AND THE ORDER TO VACATE AND ALTER PLAT THEREOF RECORDED IN WARRANTY DEED BOOK 652, PAGE 721, IN THE OFFICE OF THE CHANCERY CLERK OF DESOTO COUNTY, MISSISSIPPI, FOR INGRESS AND EGRESS.

FOR INFORMATIONAL PURPOSES ONLY: The recorded plat is as described in Parcel 1 above. The tax Parcel No. is 1079-3108.0-00007.14. The address is 135 Homewood Drive, Southaven, MS 38671.

EXHIBIT 1.2(d)

THE UCC COLLATERAL

The “UCC Collateral” consists of all of the following described property, whether now owned or hereafter acquired and wherever located, together with all replacements and substitutions therefor and all cash and non-cash proceeds (including insurance proceeds and any title or UCC insurance proceeds) and products thereof, and, in the case of tangible property, together with all additions, attachments, accessions, parts, equipment and repairs now or hereafter attached or affixed thereto or used in connection therewith, excluding, however, any and all “consumer goods,” as defined in the UCC:  All of Trustor’s right, title, and interest in:  (a) all types of property included within the term “equipment” as defined by the UCC (except vehicles, boats and airplanes), including machinery, furniture, appliances, trade fixtures, tools, and office and record keeping equipment; (b) all inventory, including all goods held for sale, raw materials, work in process and materials or supplies used or consumed in Trustor’s business; (c) all documents; general intangibles; accounts; contract rights; chattel paper and instruments; money; securities; investment properties; deposit accounts; supporting obligations; letters of credit and letter of credit rights; commercial tort claims; and records, software and information contained in computer media (such as databases, source and object codes and information therein), together with any equipment and software to create, utilize, maintain or process any such records or data on electronic media; (d) any and all plans and specifications, designs, drawings and other matters prepared for any construction on any of the Premises or regarding any improvements to any of the Premises and any and all construction contracts, design agreements, engineering agreements and other agreements related to the construction of any such improvements; (e) goodwill; (f) all goods that are to become fixtures located on the Land; and (g) to the extent constituting collateral with respect to which a security interest may be created pursuant to Article 9 of the UCC, amounts paid as rents, fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties.